(letterhead)
Sutherland                         1275 Pennsylvania Avenue, NW
 Asbill &                             Washington, DC 20004-2415
Brennan LLP                                        202.383.0100
Attorneys at Law                               fax 202.637.3593
                                                 www.sablaw.com


        CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 for certain individual flexible premium variable universal life insurance policies issued through Carillon Life Account of The Union Central Life Insurance Company (File No. 333-36220). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


SUTHERLAND ASBILL & BRENNAN LLP

By: /s/ Kimberly J. Smith
     Kimberly J. Smith


Washington, D.C.
July 21, 2000